Exhibit 99.1
Sema4 Announces Continued Restructuring, Business Highlights, and Reports Second Quarter
2022 Financial Results

New management team implements significant restructuring to focus on profitable growth, efficiency, and scale
19% pro forma1 volume growth vs. 2Q 2021
Sema4 to host a conference call today at 4:30 p.m. ET
STAMFORD, CT — August 15, 2022 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), a health insights company, today announced a series of corporate realignments, business highlights, and financial results for the second quarter ended June 30, 2022.
"We saw strong volume growth in both our reproductive health and recently acquired pediatrics and rare disease businesses, which delivered on record volumes. The underlying performance of the legacy GeneDx business is meeting our internal expectations and tracking ahead of our previously issued guidance. In order to drive Sema4 toward profitable growth, we have made strategic decisions since last updating the market during our first quarter 2022 conference call in May,” said Katherine Stueland, Chief Executive Officer of Sema4.
The company is on track to deliver against its previously announced cost savings target of approximately $50 million in 2022. With additional initiatives underway, the company will be on target to achieve more than $150 million in annualized savings and approximately $200 million in cumulative savings by the end of 2023.
Led by Sema4’s new Transformation Management Office, the actions taken by the company include:
•Exiting the somatic tumor testing business, including the planned closure of the clinical laboratory in Branford, CT, effective December 31, 2022. This business line represents less than 1% of the company’s revenue and approximately $35 million in annual expense.
•Eliminating approximately 250 positions, representing approximately 13% of its workforce. Combined with the prior reductions in force in the first half of 2022, the company has eliminated approximately 30% of roles from the legacy Sema4 business.
•Moving hereditary cancer testing operations from Stamford, CT to Gaithersburg, MD at the end of the third quarter of 2022. The company believes this effort will improve gross margins by leveraging superior automation capabilities in the clinical laboratory in Gaithersburg.
•Reorganizing the commercial team to deploy a more productive and data-driven strategy in support of profitable growth.
Moving forward, Sema4 will focus on building the company’s health insights business by delivering a portfolio of genomic and data solutions to guide patients through their family health journey. With new leadership and strategy, Sema4 will also work with its founding health system partners to develop scalable plans for data generation and broad utilization of testing services, as well as productize offerings for biopharma partnerships.
“Our mission is to unlock insights from data, leading to healthier lives. To do that, we’re making pivotal decisions to strengthen our foundation and finances. Since May, our new management team has been assessing the overall operating model, looking at the profitability profile of each line of business. We are clear-eyed about the opportunities we have today to make a positive impact on more patients by focusing on our strengths and in areas where we have operational scale, competitive advantage, and scientific leadership,” said Ms. Stueland. “As we look forward, Sema4 will have a dramatically improved cost structure and a more targeted commercial effort supported by an optimized product development strategy. This will enable us to continue to accelerate the use of genomics and leverage clinical data to enhance the standard of care through the more extensive use of precision medicine.”
Second Quarter & Recent Highlights
“During the second quarter, we experienced strong underlying demand for our core testing services, including carrier screening, non-invasive prenatal screening, and our pediatric and rare disease franchises, with pro forma volume growth of 19%,” said Rich Miao, Interim Chief Financial Officer of Sema4.

Highlights include:
•Testing volumes on a pro forma basis were up 19% in the second quarter of 2022 compared to the same period of 2021, with 132,622 tests resulted (excluding COVID-19 tests)1.
•Testing volumes on a reported basis were up 63% in the second quarter of 2022 compared to the same period of 2021, with 117,838 tests resulted (excluding COVID-19 tests)1.
•Workforce reduced to approximately 1,600 employees and exiting the somatic testing business to help achieve the targeted $50 million of cost savings in 2022.
•Published the first data-driven study to predict preeclampsia events throughout the pregnancy journey with models developed from large-scale electronic medical record data.

Second Quarter 2022 Financial Results
Total revenue for the second quarter of 2022 was $36.2 million compared to $47.0 million in the second quarter of 2021. Excluding the $30.1 million of prior period revenue adjustments recorded in the second quarter of 2022 due to our change in estimates, total revenue would have been $66.3 million for the quarter.
Pro forma revenue in the second quarter of 2022, assuming GeneDx’s results were included for the full applicable quarter, excluding COVID-19 related revenue and the $30.1 million of prior period revenue adjustment would have been $78.1 million compared to $72.8 million in the second quarter of 2021.
Net loss in the second quarter of 2022 was ($85.7) million. Adjusted net loss for the second quarter of 2022 was ($72.9) million compared to ($43.5) million in the same period of 2021.
Total cash and cash equivalents were $285 million as of June 30, 2022 and the company’s $125 million revolving credit facility remains undrawn, bringing total liquidity to $410 million. As of August 9, 2022, Sema4 had 380,641,510 outstanding shares of Class A common stock.
Fiscal Year 2022 Guidance
The company now expects fiscal year 2022 reported revenue to be $245-255 million, reflecting the inclusion of GeneDx’s results for the eight months of ownership in 2022. Embedded in this revenue guidance is a $24 million reduction in revenue due to our estimated change of Sema4’s revenue related to periods prior to 2022 and a more conservative outlook on volumes and pricing trends within our reproductive health product lines for the remainder of the year.
Sema4 is updating its 2022 adjusted gross margin target and now expects full year 2022 adjusted gross margin to be in the range of 4-9%, inclusive of the $24 million reduction in revenue due to our estimated change in revenue related to periods prior to 2022. Excluding this revision would imply an adjusted gross margin in the range of 11-16%.
The company expects second half 2022 revenue in the range of $154-164 million, and second half 2022 adjusted gross margin in the range of 15-20%. The company expects to end 2022 with more than $165 million of cash and cash equivalents and total liquidity of over $290 million.
Leadership Change
•Sema4 also announced changes to its management team and governance:
◦Founder Eric Schadt is resigning from his roles as President and Chief Research & Development Officer, as well as his position as a Director of the company, effective today.
◦Matthew Davis, former Head of AI & Data at Invitae Corp., is joining the company as Chief Technology & Product Officer. Mr. Davis will work in close partnership with Chief Science Officer Gustavo Stolovitzky to drive scientific and product innovation to deliver on the company’s data strategy for health systems and biopharma partners.
“We would not be where we are today without Eric’s vision. He conceived Sema4 and led its rapid growth from a spin out of Mount Sinai to a publicly held company,” said Ms. Stueland. “As we move into this new phase of commercial scale fueled by customer-centric scientific innovation, I’m excited about the essential role that Matt and Gustavo will play in helping us shape a truly pioneering future of healthcare.”
Webcast and Conference Call Details
Sema4 will host a conference call today, August 15, 2022, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com/.

1 Pro forma metrics consolidate GeneDx operating results for the entirety of the compared periods. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future. See Appendix for Historical Sema4 & GeneDx Resulted Volumes & Revenue.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year and second half 2022 reported revenue and adjusted gross margin guidance, our expectations regarding our year end cash and cash equivalents and total liquidity, our expectations for our growth and future investment in our business, our expectations regarding our restructuring plans and the associated cost savings and impact on our gross margins, and our expectations of the anticipated benefits and synergies of the recently completed GeneDx acquisition. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) our expectations regarding our restructuring plans and the associated cost savings and impact on our gross margins, (v) the risk that the anticipated benefits of the GeneDx acquisition may not be fully realized, if at all. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2022 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

Historical Pro Forma Resulted Volume and Revenue1

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22[4]
Pro Forma Resulted Volumes[2]
Complex Reproductive Health	46,052	50,155	49,475	61,741	67,907	73,288
Whole Exome, Whole Genome & NICU	3,344	6,698	6,162	6,619	7,395	7,572
Other Diagnostic Testing (Excluding COVID)	49,230	54,412	51,780	53,387	51,057	51,802
Total Excluding COVID[1]	98,626	111,265	107,417	121,747	126,359	132,662

Sema4 (Excluding COVID)	66,945	72,083	69,895	82,966	84,925	87,094
GeneDx	31,681	39,182	37,522	38,781	41,434	45,568
Total Excluding COVID[1]	98,626	111,265	107,417	121,747	126,359	132,662

Pro Forma Revenue[2]
Complex Reproductive Health	$46.5	$41.3	$37.6	$46.2	$48.3	$8.2
Whole Exome, Whole Genome & NICU	$8.4	$13.5	$14.2	$15.3	$18.4	$21.1
Other Diagnostic Testing (Excluding COVID)	$14.8	$15.7	$15.2	$15.7	$17.9	$16.5
COVID	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3
Pharma	$1.4	$2.2	$1.8	$2.4	$1.6	$2.3
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3
2Q 2022 Prior Period Revenue Adjustment[3]	-	-	-	-	-	($30.1)
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4
Adjusted Total Excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1

Sema4	$64.2	$47.0	$43.2	$57.8	$53.9	$10.0
Sema4 Diagnostic Testing (Excluding COVID)	$48.3	$43.2	$39.0	$47.3	$50.1	$9.8
Sema4 COVID Testing	$15.9	$3.8	$4.2	$10.5	$3.8	$0.3
Sema4 Pharma	$1.4	$2.2	$1.7	$1.4	$1.4	$1.7
GeneDx	$22.8	$29.6	$29.8	$32.3	$36.1	$38.3
Total[2]	$87.0	$76.7	$73.0	$90.1	$90.1	$48.3
2Q 2022 Prior Period Revenue Adjustment[3]	-	-	-	-	-	($30.1)
Adjusted Total	$87.0	$76.7	$73.0	$90.1	$90.1	$78.4
Adjusted Total Excluding COVID	$71.1	$72.8	$68.8	$79.6	$86.3	$78.1

[1] Pro forma volume and revenue metrics assume GeneDx was owned for the entirety of the applicable quarter and are calculated based on the sum of each of Sema4’s and GeneDx’s historical volumes or revenues, as applicable. Pro forma metrics are presented for illustrative purposes only and are not necessarily indicative of the results that would have occurred had the GeneDx acquisition been completed on such dates or that may occur in the future.
[2] Represents aggregated Resulted Volume and Revenue from GeneDx and Sema4.
[3] 30.1 million of revenue adjustments recorded related to prior periods due to our change in estimate.
[4] 2Q22 results include GeneDx for the entirety of the second quarter

Sema4 Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	June 30, 2022 (unaudited)	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$ 284,647	$ 400,569
Accounts receivable, net	45,803	26,509
Due from related parties	1,110	54
Inventory, net	41,601	33,456
Prepaid expenses	21,547	19,154
Other current assets	7,993	3,802
Total current assets	$ 402,701	$ 483,544
Operating lease right-of-use assets	44,038	—
Property and equipment, net	89,455	62,719
Intangible assets, net	193,663	—
Goodwill	181,184	—
Restricted cash	14,370	900
Other assets	7,869	6,930
Total assets	$ 933,280	$ 554,093
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 115,878	$ 64,801
Due to related parties	2,354	2,623
Contract liabilities	—	473
Short-term lease liabilities	4,755	—
Other current liabilities	81,619	33,387
Total current liabilities	$ 204,606	$ 101,284
Long-term debt, net of current portion	11,000	11,000
Long-term lease liabilities	62,806	—
Other liabilities	500	21,907
Deferred taxes	2,668	—
Warrant liability	7,258	21,555
Earn-out contingent liabilities	7,168	10,244
Total liabilities	$ 296,006	$ 165,990
Commitments and contingencies
Stockholders’ equity:
Preferred Stock	—	—
Class A common stock	38	24
Additional paid-in capital	1,375,315	$ 963,520
Accumulated deficit	(738,079)	(575,441)
Total stockholders’ equity	637,274	388,103
Total liabilities and stockholders’ equity	$ 933,280	$ 554,093

Sema4 Holdings Corp.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021 (1)	2022	2021 (1)
Revenue:
Diagnostic test revenue	$ 34,004	$ 44,803	$ 86,499	$ 107,563
Other revenue	2,165	2,212	3,611	3,653
Total revenue	36,169	47,015	90,110	111,216
Cost of services	65,767	48,179	114,083	116,703
Gross profit (loss)	(29,598)	(1,164)	(23,973)	(5,487)
Research and development	27,168	11,952	48,483	65,085
Selling and marketing	36,118	18,574	65,665	53,940
General and administrative	68,034	12,870	110,818	114,908
Related party expenses	1,731	888	3,015	2,685
Loss from operations	(162,649)	(45,448)	(251,954)	(242,105)

Other income (expense), net:
Change in fair market value of warrant and earn-out contingent liabilities	28,182	—	41,372	—
Interest income	382	9	409	30
Interest expense	(790)	(722)	(1,598)	(1,445)
Other income	56	—	56	5,584
Total other income (expense), net	27,830	(713)	40,239	4,169
Loss before income taxes	$ (134,819)	$ (46,161)	$ (211,715)	$ (237,936)
Income tax benefit	49,077	—	49,077	—
Net loss and comprehensive loss	$ (85,742)	$ (46,161)	$ (162,638)	$ (237,936)
Weighted average shares outstanding of Class A common stock	337,752,029	1,100,734	291,318,351	826,778
Basic and diluted net loss per share, Class A common stock	$ (0.25)	$ (41.94)	$ (0.56)	$ (287.79)
(1) As previously disclosed in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, certain adjustments were made to reclassify certain expenses between cost of services and operating expenses. The adjustments are reflected as disclosed.

Sema4 Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six months ended June 30,
	2022	2021 (1)
Operating activities
Net loss	$ (162,638)	$ (237,936)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	14,767	10,521
Stock-based compensation expense	40,280	164,443
Change in fair value of warrant and earn-out contingent liabilities	(41,372)	—
Income tax benefit	(49,077)	—
Provision for excess and obsolete inventory	347	2,466
Non-cash lease expense	331	383
Amortization of deferred debt issuance costs	257	—
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable	2,357	7,476
Inventory	(2,282)	(6,632)
Prepaid expenses and other current assets	2,910	(9,697)
Due to/from related parties	(1,325)	(295)
Other assets	(1,126)	—
Accounts payable and accrued expenses	35,712	10,028
Contract liabilities	(473)	(442)
Other current liabilities	(4,807)	(7,824)
Net cash used in operating activities	(166,139)	(67,509)

Investing activities
Purchase of business, net of cash acquired	(127,004)	—
Purchases of property and equipment	(2,748)	(3,320)
Development of internal-use software assets	(4,458)	(6,155)
Net cash used in investing activities	(134,210)	(9,475)

Financing activities
Proceeds from PIPE issuance, net of issuance costs	197,712	—
Payment of deferred transaction costs	—	(2,779)
Finance lease principal payments	(1,634)	(1,994)
Long-term debt principal payments	—	(848)
Exercise of stock options	1,819	974
Net cash provided by (used) in financing activities	197,897	(4,647)

Net decrease in cash, cash equivalents and restricted cash	(102,452)	(81,631)
Cash, cash equivalents and restricted cash, at beginning of period	401,469	118,960
Cash, cash equivalents and restricted cash, at end of period	$ 299,017	$ 37,329

Supplemental disclosures of cash flow information
Cash paid for interest	$ 1,193	$ 1,445
Cash paid for taxes	$ 365	$ —

Stock consideration paid for purchase of business	$ 172,000	$ —
Purchases of property and equipment in accounts payable and accrued expenses	$ 3,243	$ 87
Software development costs in accounts payable and accrued expenses	$ 1,118	$ 1,225
Unpaid deferred transaction costs included in accounts payable and accrued expenses	$ 53	$ 5,799
Non-cash impact of shares reclass into APIC	$ —	$ 1,483
(1) As previously disclosed in Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, certain adjustments were made to certain liability accounts previously reported in the condensed balance sheets as of June 30, 2021. The adjustments are reflected accordingly as disclosed.

Sema4 Holdings Corp.
Reconciliation of Revenue to our Adjusted Gross Profit, Adjusted EBITDA, & Adjusted Net Loss
(unaudited, in thousands)

The following is a reconciliation of revenue to our Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Research & Development, Adjusted Selling & Marketing, Adjusted General & Administrative and Related Party Expense, Adjusted Loss from Operations, and Adjusted Net Income (Loss) for the three and six months ended June 30, 2022 and 2021. Please see the footnotes in the reconciliation to Adjusted EBITDA for additional detail on the following adjustments:

	Three months ended June 30,
	2022	2021
	(in thousands)
Revenue
Diagnostic test revenue	$ 34,004	$ 44,803
Other Revenue	2,165	2,212
Total Revenue	36,169	47,015
Cost of Service	65,767	48,179
Gross (Loss) Profit	$ (29,598)	$ (1,164)
Gross Margin	(82) %	(2) %

Stock-based compensation	1,810	(306)
Restructuring costs	205	—
Adjusted Gross (Loss) Profit	(27,583)	(1,470)
Adjusted Gross Margin	(76) %	(3) %

Research & Development	27,168	11,952
Stock-based compensation	(6,515)	370
Restructuring costs	(1,005)	—
Adjusted Research & Development	$ 19,648	$ 12,322

Selling & Marketing	36,118	18,574
Stock-based compensation	(1,485)	(1,065)
Amortization of acquired intangibles	(817)	—
Restructuring costs	(2,293)	—
Adjusted Selling & Marketing	$ 31,523	$ 17,509

General & Administrative & Related Party Expense	69,765	13,758
Stock-based compensation	(12,911)	908
Amortization of acquired intangibles	(1,520)	—
Transaction, acquisition, business integration and restructuring costs	(12,428)	—
Adjusted General & Administrative & Related Party	$ 42,906	$ 14,666

Total Adjusted Operating Expenses	94,077	44,497

Loss from Operations	(162,649)	(45,448)
Stock-based compensation	22,721	(519)
Amortization of acquired intangibles	2,337	—
Transaction, acquisition, business integration and restructuring costs	15,931	3,151
Adjusted loss from operations	$ (121,660)	$ (42,816)

	Three months ended June 30,
	2022	2021
	(in thousands)
Net loss	$ (85,742)	$ (46,161)
Interest expense, net (1)	408	713
Income tax benefit	(49,077)	—
Depreciation and amortization	8,964	5,619
Stock-based compensation expense	22,721	(519)
Transaction, acquisition and business integration costs (2)	9,099	3,151
Restructuring costs (3)	6,832	—
Change in fair market value of warrant and earn-out contingent liabilities (4)	(28,182)	—
Other income	(56)	—
Adjusted EBITDA	$ (115,033)	$ (37,197)
__________________
(1)Represents the total of interest expense related to our finance leases and interest-bearing loans and interest income on money market funds. This also includes the unused line fee and amortization of deferred transaction costs related to the loan and security agreement entered into with Silicon Valley Bank.
(2)Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization in 2021. For the second quarter of 2022, this represents professional service costs incurred in connection with the Acquisition transaction, which include due diligence, legal and business integration costs.
(3)Represents costs incurred for restructuring activities, which include severance packages offered to impacted employees and third party consulting costs incurred in the second quarter of 2022.
(4)Represents the change in fair market value of the liabilities associated with our public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement related to our business combination with CMLS.

	Three months ended June 30,
	2022	2021
	(in thousands)
Net loss	(85,742)	(46,161)
Stock-based compensation expense	22,721	(519)
Amortization of acquisition intangibles	2,337	—
Change in fair market value of warrant and earn-out contingent liabilities	(28,182)	—
Transaction, acquisition, business integration and restructuring costs	15,931	3,151
Adjusted Net loss	(72,935)	(43,529)

	Six months ended June 30,
	2022	2021
	(in thousands)
Revenue
Diagnostic test revenue	$ 86,499	$ 107,563
Other Revenue	3,611	3,653
Total Revenue	90,110	111,216
Cost of Service	114,083	116,703
Gross (Loss) Profit	$ (23,973)	$ (5,487)
Gross Margin	(27) %	(5) %

Stock-based compensation	3,191	18,169
Restructuring costs	311	—
Adjusted Gross (Loss) Profit	(20,471)	12,682
Adjusted Gross Margin	(23) %	11%

Research & Development	48,483	65,085
Stock-based compensation	(10,856)	(37,817)
Restructuring costs	(1,006)	—
Adjusted Research & Development	$ 36,621	$ 27,268

Selling & Marketing	$ 65,665	$ 53,940
Stock-based compensation	(4,310)	(19,753)
Amortization of acquisition intangibles	(817)	—
Restructuring costs	(2,640)	—
Adjusted Selling & Marketing	$ 57,898	$ 34,187

General & Administrative & Related Party Expense	113,833	117,593
Stock-based compensation	(21,923)	(88,704)
Amortization of acquisition intangibles	(1,520)	—
Transaction, acquisition, business integration and restructuring costs	(19,040)	(5,105)
Adjusted General & Administrative & Related Party	$ 71,350	$ 23,784

Total Adjusted Operating Expenses	$ 165,869	$ 85,239

Loss from Operations	$ (251,954)	$ (242,105)
Stock-based compensation	40,280	164,443
Amortization of acquisition intangibles	2,337	—
Transaction, acquisition, business integration and restructuring costs	22,997	5,105
Adjusted loss from operations	$ (186,340)	$ (72,557)

	Six months ended June 30,
	2022	2021
	(in thousands)
Net loss	$ (162,638)	$ (237,936)
Interest expense, net (1)	1,189	1,415
Income tax benefit	(49,077)	—
Depreciation and amortization	14,767	10,521
Stock-based compensation expense	40,280	164,443
Transaction, acquisition and business integration costs (2)	13,436	5,105
Restructuring costs (3)	9,561	—
Change in fair market value of warrant and earn-out contingent liabilities (4)	(41,372)	—
Other income (5)	(56)	(5,584)
Adjusted EBITDA	$ (173,910)	$ (62,036)
__________________
(1)Represents the total of interest expense related to our finance leases and interest-bearing loans and interest income on money market funds. This also includes the unused line fee and amortization of deferred transaction costs related to the loan and security agreement entered into with Silicon Valley Bank.
(2)Represents professional service costs incurred in connection with pursuing the business combination transaction that did not meet the requirement for capitalization in 2021. For the first half of 2022, this represents professional service costs incurred in connection with the Acquisition transaction, which include due diligence, legal and business integration costs.
(3)Represents costs incurred for restructuring activities, which include severance packages offered to impacted employees and third party consulting costs incurred in the first half of 2022.
(4)Represents the change in fair market value of the liabilities associated with our public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement related to our business combination with CMLS.
(5)For the six months ended June 30, 2021, the amount represents funding received under the CARES Act Provider Relief Fund in the first quarter of 2021.

	Six months ended June 31,
	2022	2021
	(in thousands)
Net loss	(162,638)	(237,936)
Stock-based compensation expense	40,280	164,443
Amortization of acquisition intangibles	2,337	—
Change in fair market value of warrant and earn-out contingent liabilities	(41,372)	—
Transaction, acquisition, business integration and restructuring costs	22,997	5,105
Adjusted Net loss	(138,396)	(68,388)